Filed Pursuant to Rule 424(b)(2)
Registration No. 333-209385
and 333-209385-01

PROSPECTUS

JEFFERIES GROUP LLC

Debt Securities

Warrants

Purchase Contracts

Units

The securities may be offered in one or more series, in amounts, at prices and on terms to be determined at the time of the offering. Jefferies Group LLC and Jefferies Group Capital Finance Inc. may offer the securities as co-issuers.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

Investing in the securities involves risks. See the “Risk Factors” section on page 4, as well as in our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the “SEC,” and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies Group LLC and Jefferies Group Capital Finance Inc. may use this prospectus in the initial sale of these securities. In addition, Jefferies LLC or another affiliate of Jefferies Group LLC may use this prospectus in a market-making or other transactions as principal in any of these securities after their initial issuance and sale. UNLESS JEFFERIES GROUP LLC OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS IS BEING USED IN A MARKET-MAKING OR OTHER PRINCIPAL TRANSACTION.

This prospectus is dated February 4, 2016

EXPLANATORY NOTE

The prospectus contained herein relates to all of the following:

•	the initial offering of debt securities, warrants, purchase contracts and units issuable by Jefferies Group LLC, either separately or together with Jefferies Group Capital Finance Inc., as co-issuers;

•	the offering of such securities by the holders thereof; and

•	market-making or other transactions as principal by one or more affiliates of the registrants from time to time in (1) the securities described above after they are initially offered and sold, and (2) the securities of one or more of the same classes that were initially registered under registration statements previously filed by Jefferies Group LLC (formerly Jefferies Group, Inc.) and that were initially offered and sold prior to the date of the prospectus contained herein (but are now registered hereunder with respect to ongoing market-making or other transactions as principal by such affiliates).

When the prospectus is delivered to an investor in an initial or a secondary offering described above, the investor will be informed of that fact in the confirmation of sale or in a prospectus supplement. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making or other principal transaction.

To the extent required, the information in the prospectus, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to the base prospectus will be filed.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

Summary

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described below under “Incorporation of Certain Information by Reference”. This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus and any applicable prospectus supplement.

Unless otherwise specified, the terms “Issuers,” “we,” “our,” and “us” as used herein, refer to Jefferies Group LLC and Jefferies Group Capital Finance Inc., its wholly-owned subsidiary, as Co-Issuers of the securities offered hereby. The terms the “Company” and “Jefferies Group” refers to Jefferies Group LLC, alone.

About Us

Jefferies Group and its subsidiaries operate as a global full service, integrated securities and investment banking firm. The Company’s principal operating subsidiary, Jefferies LLC, was founded in the U.S. in 1962 and its first international operating subsidiary, Jefferies International Limited, was established in the U.K. in 1986. On March 1, 2013, Jefferies Group, Inc. converted into a limited liability company (renamed Jefferies Group LLC) and became an indirect wholly owned subsidiary of Leucadia National Corporation (“Leucadia”). Richard Handler, the Company’s Chief Executive Officer and Chairman, is also the Chief Executive Officer of Leucadia, as well as a director of Leucadia. Brian P. Friedman, the Chairman of the Company’s Executive Committee, is also Leucadia’s President and a director of Leucadia. Jefferies Group LLC retains a credit rating separate from Leucadia and is an SEC reporting company, filing annual, quarterly and periodic reports.

The Company currently operates in two business segments, Capital Markets and Asset Management. Its Capital Markets reportable segment, which principally represents the Company’s entire business, consists of the Company’s securities trading activities and its investment banking activities. The Capital Markets reportable segment provides the sales, trading and/or origination and execution effort for various equity, fixed income, foreign exchange and advisory products and services. The Asset Management segment includes asset management activities and related services.

The Company’s global headquarters and executive offices are located at 520 Madison Avenue, New York, New York 10022. The Company also has regional headquarters in London and Hong Kong. Its primary telephone number is (212) 284-2550 and its Internet address is jefferies.com. Information on its website is not incorporated by reference into, and should not be deemed to constitute a part of, this prospectus. Jefferies Group Capital Finance Inc. (the “Co-Issuer”) is a Delaware corporation that was formed in 2016 for the sole purpose of co-issuing the securities offered hereby.

Securities We May Offer

We may offer any of the following securities from time to time:

•	debt securities;

•	warrants;

•	purchase contracts; and

•	units, comprised of one or more debt securities, warrants or purchase contracts described in this prospectus, as well as debt or equity securities of third parties, in any combination.

When we use the term “security” or “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in the applicable prospectus supplement to this prospectus and may differ from the general terms described herein.

Debt Securities

The debt securities will be our unsecured obligations and will be either senior debt or subordinated debt. The debt securities may be exchangeable for securities of other issuers. The particular terms of a series of debt securities we offer will be described in more detail in an accompanying prospectus supplement. The prospectus supplement for any offered series of debt securities will describe the applicable terms of the series, including: the title; whether the debt is senior or subordinated; whether the debt securities are exchangeable for other securities; the total principal amount offered; the offering price and, if applicable, the method of determining the price; the maturity date or dates; whether the debt securities are fixed rate debt securities or floating rate debt securities; if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates; if the debt security is an original issue discount debt security, the yield to maturity; if the debt securities are floating rate debt securities, the interest rate basis; the terms and conditions on which the debt securities may be redeemed at our option; any obligation of ours to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment; and any other specific terms of the debt securities. We will issue the senior and subordinated debt securities under separate debt indentures (as described in “Description of Securities We May Offer—Debt Securities”), each among us and The Bank of New York Mellon, as trustee.

Warrants

We may issue warrants for the purchase of our debt securities, as well as warrants for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following: securities or other property of one or more issuers, including securities issued by us and described in this prospectus or debt or equity securities issued by other issuers; a currency or currencies; a commodity or commodities; and other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstances, or one or more indices or baskets of these items.

The prospectus supplement will contain the specific terms of the warrants and any warrant agreement, including whether the warrants will be settled by delivery of the underlying securities or other property or in cash. We may issue the warrants under a warrant indenture among us and The Bank of New York Mellon, as trustee, or under warrant agreements among us and one or more warrant agents.

Purchase Contracts

We may issue purchase contracts requiring the holders to purchase or sell:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

•	currencies;

•	commodities;

•	any other property;

•	one or more indices;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

•	any combination of the above.

For any particular purchase contract we offer, in the applicable prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under any purchase contracts by delivering the underlying securities, currencies, commodities or other property or their cash value. We many issue purchase contracts under an indenture or a unit agreement.

Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities of ours or other issuers or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities or other securities, comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement.

Payment Currencies

Amounts payable in respect of the securities, including the original issue price, will be payable in U.S. dollars, unless specified otherwise in the applicable prospectus supplement.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the information will be set forth in the applicable prospectus supplement.

Use of Proceeds

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things, additions to working capital; the redemption or repurchase of outstanding securities; the repayment of indebtedness; and/or the expansion of our business through internal growth or acquisitions.

Market-Making and Other Transactions as Principal by Our Affiliates

Following the initial distribution of an offering of securities, Jefferies LLC, Jefferies International Limited or another affiliate of ours may offer and sell those securities (which may include securities registered under previous registration statements) in the course of their businesses as broker dealers. Jefferies LLC, Jefferies International Limited and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

Conflict of Interest

Jefferies LLC, the broker-dealer subsidiary of Jefferies Group and an affiliate of Jefferies Group Capital Finance Inc., is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the offered securities. As such, Jefferies LLC will have a “conflict of interest” in any offering of securities within the meaning of FINRA Rule 5121. Accordingly, any such offerings in which Jefferies LLC participates will conform to the requirements set forth in FINRA Rule 5121. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

Risk Factors

For a discussion of risk factors affecting Jefferies Group LLC and its business, see the “Risk Factors” section in the latest Annual Report on Form 10-K filed by Jefferies Group with the SEC and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Additional risks specific to particular securities may be detailed in the applicable prospectus supplement.

Our debt securities are subject to our credit risk and will be effectively subordinated to liabilities of the Company’s subsidiaries.

Our debt securities will be the joint and several obligations of Jefferies Group LLC and Jefferies Group Capital Finance Inc. exclusively and will not be guaranteed by Leucadia National Corporation, our parent, or by any of the Company’s subsidiaries or affiliates or secured by any of our or their properties or assets. Jefferies Group LLC is a holding company and a wholly owned subsidiary of Leucadia. Jefferies Group Capital Finance Inc., a wholly-owned subsidiary of the Company, has nominal assets and conducts no operations. The Company conducts almost all of its operations through its subsidiaries and a significant portion of its consolidated assets are held by its subsidiaries. Accordingly, its cash flow and our ability to service debt are in large part dependent upon the results of operations of the Company’s subsidiaries and upon the ability of the Company’s subsidiaries to provide cash to the Company (whether in the form of dividends, loans or otherwise) to pay amounts due in respect of the Company’s obligations, to pay any amounts due on the Company’s securities or to make any funds available to pay such amounts. In addition, dividends, loans and other distributions from the Company’s subsidiaries are subject to restrictions imposed by law, including minimum net capital requirements, are contingent upon results of operations of such subsidiaries and are subject to various business considerations.

Changes in our credit ratings and other factors may affect the trading value of our debt securities.

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, our perceived creditworthiness and any real or anticipated changes in our credit ratings may affect the trading value of our debt securities. Increases in credit spreads prior to the maturity of our securities may also affect their market value. Accordingly, an improvement in our credit ratings will not reduce other factors that may affect the market value of those securities.

If our debt securities are redeemed early or accelerated, you will be exposed to reinvestment risk.

The stated terms of our debt securities may be limited by any optional redemption or acceleration feature described in the relevant prospectus supplement. No further payments will be made on the securities after they their early redemption or payment. If the securities are redeemed early or accelerated, the term of your investment in those securities will be limited to a period that is shorter than their original term. There is no guarantee that you will be able to reinvest the proceeds from such an investment at a comparable return for a similar level of risk in the event that those securities are redeemed early or accelerated.

Investments in securities denominated in foreign currencies are subject to certain additional risks.

Investments in securities that are denominated or payable in, or the payment of which is linked to the value of, a currency other than U.S. dollars are subject to additional risks, including the risks described in the risk factors set forth below. Investments in these securities may not be appropriate for investors who are not sophisticated in foreign currency transactions.

Exchange rates and exchange controls may affect the value of, or return on, securities denominated or payable in foreign currencies.

General Exchange Rate and Exchange Control Risks. An investment in a security that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between U.S. dollars and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by the relevant governmental entities. These risks generally depend on economic and political events over which we have no control.

Exchange Rates Will Affect the Holder’s Investment. In recent years, rates of exchange between some currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any security. Depreciation against the U.S. dollar of the currency in which a security is payable would result in a decrease in the effective yield of the security below its coupon rate or in the payout of the security and could result in an overall loss to the holder on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked security, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in the holder’s loss of all or a substantial portion of the value of that security.

There May Be Specific Exchange Rate Risks Applicable to Warrants and Purchase Contracts. Fluctuations in the rates of exchange between U.S. dollars and any other currency (i) in which the exercise price of a warrant or the purchase price of a purchase contract is payable, (ii) in which the value of the property underlying a warrant or purchase contract is quoted or (iii) to be purchased or sold by exercise of a warrant or pursuant to a purchase contract or in the rates of exchange among any of these currencies may change the value of a warrant, a purchase contract or a unit that includes a warrant or purchase contract. The holder may lose money on their investment as a result of these fluctuations, even if the spot price of the property underlying the warrant or purchase contract were such that the warrant or purchase contract appeared to be “in the money.”

We Have No Control Over Exchange Rates. Currency exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

As a consequence, these government actions could adversely affect yields or payouts in U.S. dollars for (i) securities denominated or payable in currencies other than the U.S. dollar, (ii) currency-linked securities, (iii) warrants or purchase contracts where the exercise price or the purchase price is denominated in a currency other than U.S. dollars or where the value of the property underlying the warrants or purchase contracts is quoted in a currency other than U.S. dollars and (iv) warrants or purchase contracts to purchase or sell foreign currency.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. The holder will bear those risks.

Some Foreign Currencies May Become Unavailable. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security would not be available when payments on that security are due.

Alternative Payment Method Used if Payment Currency Becomes Unavailable. Unless otherwise specified in the applicable prospectus supplement, if a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate, which might be an extremely unfavorable rate at the time of any such unavailability. However, if the applicable currency for any security is not available because the euro has been substituted for that currency, we would make the payments in euro.

Currency conversions may affect payments on some securities

The applicable prospectus supplement may provide for (i) payments on a non-U.S. dollar denominated security to be made in U.S. dollars or (ii) payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars. In these cases, the exchange rate agent identified in the applicable prospectus supplement, will convert the currencies. The holder will bear the costs of conversion through deductions from those payments. The exchange rate agent may be an affiliate of ours.

Exchange rates may affect the value of a New York judgment involving non-U.S. dollar securities

The securities will be governed by and construed in accordance with the laws of the State of New York. If a New York court were to enter a judgment in an action on any securities denominated in a foreign currency, such court would enter a judgment in the foreign currency and convert the judgment or decree into U.S. dollars at the prevailing rate of exchange on the date such judgment or decree is entered.

Where You Can Find More Information

As required by the Securities Act of 1933, as amended, we filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission (the “SEC”). This prospectus is a part of that registration statement, and does not contain all of the information in the registration statement.

Jefferies Group files annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

Incorporation of Certain Information by Reference

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. You should not assume that the information in any document incorporated by reference into this prospectus and into any accompanying prospectus supplement is current as of any date other than the date of that document.

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	Jefferies Group’s Annual Report on Form 10-K for the year ended November 30, 2015, filed on January 29, 2016.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of the completion of the offering of the securities described in this prospectus and the date our affiliates stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents. Each subsequently filed document pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act should be deemed to supersede entirely each earlier filed document and, unless explicitly stated otherwise, such earlier documents should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier filed documents. In all cases, you should rely on the later information over different information in this prospectus or any accompanying prospectus supplement.

You may obtain copies of these documents, at no cost to you, from our Internet website (www.jefferies.com), or by writing or telephoning us at the following address:

Investor Relations

Jefferies Group LLC

520 Madison Avenue

New York, New York 10022

(212) 284-2550

Description of Securities We May Offer

Debt Securities

Please note that in this section entitled Debt Securities, unless otherwise specified, the terms “Issuers,” “we,” “our,” and “us,” as used herein, refer to Jefferies Group LLC and Jefferies Group Capital Finance Inc., its wholly-owned subsidiary, as Co-Issuers of the debt securities offered hereby. The terms the “Company” and “Jefferies Group” refers to Jefferies Group LLC, alone. Jefferies Group Capital Finance Inc. is a 100%-owned finance subsidiary of Jefferies Group LLC with nominal assets which conducts no operations. The Issuers will be jointly and severally liable for all obligations under the securities offered hereby that they co-issue. Also, in this section, references to holders mean those who own debt securities registered in their own names, on the books that we or the indenture trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Book-Entry Procedures and Settlement”.

General

The debt securities offered by this prospectus will be our unsecured obligations and will be either senior debt or subordinated debt which may, or may not, be exchangeable for other securities. We will issue senior debt under a senior debt indenture, subordinated debt under a subordinated debt indenture and exchangeable debt under an exchangeable debt indenture. In addition, this prospectus may be used for the offer and sale of debt securities previously issued by the Company under an Indenture, dated as of March 12, 2002, as amended or supplemented from time to time, by and between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee (the “2002 Indenture”) and an Indenture (Convertible Securities), dated as of October 26, 2009, as amended or supplemented from time to time, by and between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee (the “2009 Convertible Indenture”) in market-making or other transactions as principal. We may also issue debt securities under the 2002 Indenture and the Indenture (Subordinated Securities), to be entered into between Jefferies Group LLC and The Bank of New York Mellon, as trustee, which is incorporated by reference to Exhibit 4.5 to Jefferies Group LLC’s Form S-3 Registration Statement filed on April 1, 2013 (the “2013 Indenture”). We sometimes refer to these indentures individually as an indenture and collectively as the indentures. None of the indentures limit our ability to incur additional senior indebtedness or subordinated indebtedness. The 2002 Indenture and the 2009 Convertible Indenture are incorporated by reference to Exhibit 4.1 to Jefferies Group Inc.’s Form S-3 Registration Statement filed on May 22, 2012 and Exhibit 4.2 to Jefferies Group Inc.’s Form S-3 Registration Statement filed on May 22, 2012, respectively. Forms of the senior debt indenture and the subordinated debt indenture are filed as exhibits to the registration statement of which this prospectus forms a part. We will file the exchangeable debt indenture as an exhibit to a Current Report on Form 8-K at such time as we enter into such indenture. You can obtain copies of the indentures by following the directions outlined in “Where You Can Find More Information”, or by contacting the applicable indenture trustee.

Jefferies Group LLC, as sole issuer, may also issue senior debt securities under the 2002 Indenture or subordinated debt securities under the aforementiond Indenture (Subordinated Securities).

The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under each of the indentures will be The Bank of New York Mellon. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below. Second, the trustee performs administrative duties for us, such as sending you interest payments and notices. When we refer to the “trustee” with respect to any debt securities, we mean the trustee under that indenture.

The indentures provide that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” previously issued debt securities and issue additional debt securities as the same series, with the same CUSIP number, stated maturity, interest payment dates, if any, and other terms, except for the date of issuance and issue price.

Types of Debt Securities

Senior Debt

Senior debt will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

Subordinated debt will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means all indebtedness and obligations (other than the securities) of, or guaranteed or assumed by, us that are for borrowed money or are evidenced by bonds, debentures, notes or other similar instruments, whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations, unless in any such case the instrument by which such indebtedness or obligations are created, incurred, assumed or guaranteed by us, or are evidenced, provides that they are subordinate, or are not superior, in right of payment to the securities.

Fixed and Floating Rate Debt

We may issue fixed or floating rate debt securities.

Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. Material federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error. Jefferies Derivative Products LLC, a subsidiary of Jefferies Group and an affiliate of the Co-Issuer, will be the calculation agent unless the applicable prospectus supplement states otherwise.

All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include our affiliates.

Indexed Debt Securities

This type of debt security provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	currencies;

•	commodities;

•	indices;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	baskets of the items described above.

An indexed debt security may provide for cash settlement or for physical settlement by delivery of the underlying security or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed debt securities may be convertible, exercisable or exchangeable, at our option or the holder’s option, into or for securities of ours or an issuer other than us.

An indexed debt security may bear interest at a fixed or floating rate, if specified in the applicable prospectus supplement. The prospectus supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index or indices, and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and will have sole discretion in doing so. The calculation agent may be Jefferies Derivative Products LLC or one of our other affiliates.

Exchangeable Debt

Exchangeable debt may be senior debt or subordinated debt. The exchangeable debt securities may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable debt securities are described below.

Optionally Exchangeable Debt Securities. The holder of an optionally exchangeable debt securities may, during a period, or at specific times, exchange the security for the underlying property at a specified rate of exchange. If specified in the applicable pricing supplement, we will have the option to redeem the optionally exchangeable debt securities prior to maturity. If the holder of an optionally exchangeable debt securities does not elect to exchange the security prior to maturity or any applicable redemption date, the holder will receive the principal amount of the security plus any accrued interest at maturity or upon redemption.

Mandatorily Exchangeable Debt Securities. At maturity, the holder of a mandatorily exchangeable debt securities must exchange the security for the underlying property at a specified rate of exchange and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable debt securities may receive less than the principal amount of the security at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable debt securities may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable debt security may include securities where we have the right, but not the obligation, to require their holders to exchange their securities for the underlying property.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title;

•	whether the debt is senior or subordinated;

•	whether the securities are exchangeable for other securities;

•	the total principal amount offered;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	whether the debt securities are fixed rate debt securities or floating rate debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•	if the debt security is an original issue discount debt security, the yield to maturity;

•	if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the day count used to calculate interest payments for any period; the business day convention; and the calculation agent;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	if other than in U.S. dollars, the currency or currency unit in which payment will be made;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•	the terms and conditions on which the debt securities may be exchanged;

•	any of our obligations to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities.

Jefferies Group LLC is the sole issuer of any securities previously issued, and will be the sole issuer of any securities subsequently issued, under the 2002 Indenture, the 2009 Convertible Indenture, and the 2013 Indentures.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures and Settlement”.

The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of The Bank of New York Mellon in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Market-Making and Other Transactions as Principal. If a debt security — or any of our other securities we describe in this prospectus — is purchased in a market-making or other transaction as principal, information about the price paid and trade and settlement dates in a separate confirmation of sale will be distributed. A market-making or other principal transaction is one in which Jefferies LLC or one of our other affiliates resells a security that it has previously acquired from another holder. A market-making or other principal transaction in a particular security occurs after the original issuance and sale of the security.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the applicable debt security is scheduled to become due. The principal of the debt security may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal of the debt security actually becomes due, whether at the stated maturity or otherwise, is called the “maturity” of the principal. The principal amount of the debt security will be distributed at maturity (plus accrued and unpaid interest, if any), unless the applicable prospectus supplement specifies another amount.

The terms “stated maturity” and “maturity” are used to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. The “stated maturity” or the “maturity” of a debt security without specifying a particular payment means the stated maturity or maturity, as the case may be, of the principal.

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of The Bank of New York Mellon in New York City. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of The Bank of New York Mellon in New York City, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement.

Calculation Agents

Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, which will initially be Jefferies Derivative Products LLC, the Company’s subsidiary and an affiliate of the Co-Issuer, unless the applicable prospectus supplement states otherwise. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

Covenants

Limitations on Liens. The senior indenture provides that we will not, and will not permit any designated subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any voting stock of any designated subsidiary, without providing that each series of senior debt securities and, at our option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness (Section 10.05).

Limitations on Mergers and Sales of Assets. The senior indenture and the subordinated indenture provide that neither Issuer will merge into, consolidate with or convert into, or convey, transfer or lease our assets substantially as an entirety, and another person may not consolidate with, merge into or convert into either Issuer, unless:

•	either (1) such Issuer is the continuing corporation, or (2) the successor corporation, if other than such Issuer, is a domestic corporation, partnership or trust and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture;

•	immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indentures;

•	if as a result of such consolidation or merger or conversion or such conveyance, an Issuer’s assets or properties would become subject to a pledge, lien or other similar encumbrance which would not be permitted under the indentures, such Issuer or its successor takes steps as necessary to effectively secure the securities equally and ratably with (or prior to) all indebtedness secured thereby; and

•	we have delivered an officers’ certificate and an opinion of counsel to the trustee as required under the indentures (Section 8.01).

For purposes of the indentures, “corporation” is defined to include a corporation, association, company (including a limited liability company), joint-stock company, business trust or other similar entity.

Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction. Specifically, neither indenture limits the amount of indebtedness we may incur.

Modification of the Indentures

Under the indentures, we and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities (Section 9.01).

In addition, except as may otherwise be provided pursuant to Section 3.01 for all or any specific securities of any series, without the consent of any holders, when authorized by a board resolution at any time, we and the trustee may enter into one or more supplemental indentures, in form satisfactory to the trustee, for any of the following purposes:

•	to evidence the succession of another person to us and the assumption by any such successor of the covenants of us herein and in the securities or to add a Co-Issuer of any series of Securities;

•	to add to our covenants for the benefit of the holders of all or any securities of any series (and if such covenants are to be for the benefit of less than all securities of any series, stating that such covenants are expressly being included solely for the benefit of such securities within such series) or to surrender any right or power herein conferred upon us with regard to all or any securities of any series (and if any such surrender is to be made with regard to less than all securities of any series, stating that such surrender is expressly being made solely with regard to such securities within such series);

•	to add any additional events of default for the benefit of the holders of all or any securities of any series (and if such additional events of default are to be for the benefit of less than all securities of any series, stating that such additional events of default are expressly being included solely for the benefit of such securities within such series);

•

to add to or change any of the provisions of the indentures to such extent as shall be necessary to permit or facilitate the issuance of securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;

•	to add to, change or eliminate any of the provisions of the indentures in respect of all or any securities of any series (and if such addition, change or elimination is to apply with respect to less than all securities of any series, stating that it is expressly being made to apply solely with respect to such securities within such series), provided that any such addition, change or elimination (A) shall neither (i) apply to any security issued prior to the execution of such indentures and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such security with respect to such provision or (B) shall become effective only when there is no such security outstanding;

•	to secure the securities pursuant to the requirements of Section 8.01(3), Section 10.05 or otherwise;

•	to establish the form or terms of all or any securities of any series as permitted by Sections 2.01 and 3.01;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11;

•	to add to or change any of the provisions of the indenture with respect to any securities that by their terms may be converted into securities or other property other than securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such securities;

•	to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the indentures, provided that such action shall not adversely affect the interests of the holders of any securities in any material respect;

•	to comply with any requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) or the requirements of the Commission in connection with maintaining the qualification of the Indentures under the Trust Indenture Act; or

•	to make any change that does not adversely affect the rights of the Holders of Securities of each series affected by such change in any material respect.

We and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series.

No such modification may, without the consent of each holder of an affected security:

•	extend the fixed maturity of any such securities;

•	reduce the rate or change the time of payment of interest on such securities;

•	reduce the principal amount of such securities or the premium, if any, on such securities;

•	change any obligation of ours to pay additional amounts;

•	reduce the amount of the principal payable on acceleration of any securities issued originally at a discount;

•	adversely affect the right of repayment or repurchase at the option of the holder;

•	reduce or postpone any sinking fund or similar provision;

•	change the currency or currency unit in which any such securities are payable or the right of selection thereof;

•	impair the right to sue for the enforcement of any such payment on or after the maturity of such securities;

•	reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver without the consent of such holders; or

•	change any obligation of ours to maintain an office or agency (Section 9.02).

Defaults

Each indenture provides that events of default regarding any series of debt securities will be:

•	our failure to pay required interest on any debt security of such series for 30 days;

•	our failure to pay principal or premium, if any, on any debt security of such series when due;

•	our failure to make any required scheduled installment payment on debt securities of such series;

•	our failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency, whether voluntary or not (Section 5.01).

In addition, the senior debt indenture provides that our failure to pay beyond any applicable grace period, or the acceleration of, indebtedness in excess of $50,000,000 will be an event of default.

If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 51% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 5.02). We are required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year (Section 10.04).

No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 5.12 and 5.13). The trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the trustee reasonable security or indemnity satisfactory to the trustee (Section 6.03).

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 5.06).

Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 51% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give reasonable indemnity satisfactory to the trustee against liabilities incurred by the trustee for taking such action (Sections 5.07).

Defeasance

Except as may otherwise be set forth in an accompanying prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security. When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series; we will no longer be liable for payments required by the terms of the debt securities of such series and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Defeasance and Discharge. If there is a change in United States federal tax law, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance and is further described in Section 13.02. For us to do so, each of the following must occur:

•	We must deposit in trust for the benefit of all holders of those debt securities money or a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•	There must be a change in current United States federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from a debt security would be treated as though we took back the debt security and returned an appropriate share of the cash and notes or bonds deposited in trust. In that event, there may be a recognized gain or loss on the debt security;

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	In the case of the subordinated debt securities, the following requirements must also be met:

•	No event or condition may exist that would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	We must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever fully defeased a debt security, the trust deposit would make any and all payments on the applicable debt security. We would not be responsible for any payment in the event of any shortfall, and we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of such series.

Covenant Defeasance. Under current United States law, we can make the same type of deposit described above and be released from the restriction on liens described and any other restrictive covenants relating to a debt security that may be described in the applicable prospectus supplement. This is called covenant defeasance and is further described in Section 13.03. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must:

•	deposit in trust for the benefit of the holders of those debt securities money or a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates; and

•	deliver to the trustee a legal opinion of our counsel confirming that under current United States federal income tax law we may make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves.

In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, both conditions described in the last bullet point under “—Defeasance” above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless the applicable prospectus supplement specifically provides that they do.

We will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series (Section 13.04).

Payment of Additional Amounts

If so noted in the applicable prospectus supplement for a particular issuance, we will pay to the holder of any debt security who is a United States alien holder (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the debt security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such debt security to be then due and payable. We will not be required, however, to make any payment of additional amounts for or on account of:

•	any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having or having had a permanent establishment in the United States;

•	any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of the debt security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge imposed by reason of such holder’s past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

•	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such debt security;

•	any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any debt security if such payment can be made without withholding by any other paying agent;

•	any tax, assessment or other governmental charge that is imposed by reason of a holder’s present or former status as (i) the actual or constructive owner of 10% or more of the total combined voting power of Leucadia National Corporation stock, as determined for purposed of Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), (or any successor provision) or (ii) a controlled foreign corporation that is related to us, as determined for purposes of Section 881(c)(3)(C) of the Code (or any successor provision);

•	any tax, assessment or other governmental charge (i) in the nature of a backup withholding tax, (ii) as a result of the failure to comply with information reporting requirements or (iii) imposed under the Hiring Incentives to Restore Employment Act of 2010 or any substantially similar successor legislation, any current or future regulations or official interpretations thereof, any agreement entered into pursuant thereto, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection therewith; or

•	any combinations of items identified in the bullet points above.

In addition, we will not be required to pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt security.

The term United States alien holder means any corporation, partnership, individual or fiduciary that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purpose, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

Redemption upon a Tax Event

If so noted in the applicable prospectus supplement for a particular issuance, we may redeem the debt securities in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, at a redemption price equal to 100% of their principal amount, plus all accrued but unpaid interest through the redemption date if we determine that as a result of a change in tax law (as defined below):

•	we have or will become obligated to pay additional amounts as described under the heading “Payment of Additional Amounts”; or

•	there is a substantial possibility that we will be required to pay such additional amounts.

A change in tax law that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date of the applicable prospectus supplement for the particular issuance of debt securities to which this section applies except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to us.

Prior to the publication of any notice of redemption, we shall deliver to the trustee an officers’ certificate stating that we are entitled to effect the aforementioned redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and an opinion of counsel to such effect based on such statement of facts.

Governing Law

Unless otherwise stated in the applicable prospectus supplement, the debt securities and the indentures will be governed by New York law without regard to conflicts of law principles.

Concerning the Trustee under the Indentures

We have and may continue to have banking and other business relationships with The Bank of New York Mellon, or any subsequent trustee, in the ordinary course of our business.

Warrants

Please note that in this section entitled Warrants, unless otherwise specified, the terms “Issuers,” “we,” “our,” and “us,” as used herein, refer to Jefferies Group LLC and Jefferies Group Capital Finance Inc., its subsidiary, as Co-Issuers of the securities offered hereby. The terms the “Company” and “Jefferies Group” refers to Jefferies Group LLC, alone. Also, in this section, references to holders mean those who own warrants registered in their own names, on the books that we or our agent maintains for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled “Book-Entry Procedures and Settlement”.

General

We may offer warrants separately or together with our debt securities or other securities.

We may issue warrants in such amounts or in as many distinct series as we wish. This section summarizes terms of the warrants that apply generally to all series. The financial and other specific terms of your warrant and any warrant agreement will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.

The warrants of a series will be issued under a separate warrant agreement to be entered into among us and one or more banks or trust companies, as warrant agent, as set forth in the prospectus supplement. A form of each warrant agreement, including a form of warrant certificate representing each warrant, reflecting the particular terms and provisions of a series of offered warrants, will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of warrant agreement when it has been filed by following the directions outlined in “Where You Can Find More Information” or by contacting the applicable warrant agent.

The following briefly summarizes the material provisions of the warrant agreements and the warrants. As you read this section, please remember that the specific terms of your warrant as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. You should read carefully the prospectus supplement and the more detailed provisions of the warrant agreement and the warrant certificate, including the defined terms, for provisions that may be important to you. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your warrant.

Types of Warrants

We may issue debt warrants. A debt warrant is a warrant for the purchase of our debt securities on terms to be determined at the time of sale. We may also issue warrants, called universal warrants, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following: securities or other property of one or more issuers, including securities issued by us and described in this prospectus or debt or equity securities issued by other issuers; a currency or currencies; a commodity or commodities; and other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstances, or one or more indices or baskets of these items.

The Company, or the Company together with the Co-Issuer, may issue warrants for the purchase of the securities of other entities.

Information in the Prospectus Supplement

The prospectus supplement will contain, where applicable, the following information about the warrants:

•	the securities or other property for which the warrants are exercisable;

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency unit with which the warrants may be purchased and in which any payments due to or from the holder upon exercise must be made;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the exercise price may be paid in cash, by the exchange of warrants or other securities or both, and the method of exercising the warrants;

•	whether the warrants will be settled by delivery of the underlying securities or other property or in cash;

•	whether and under what circumstances we may cancel the warrants prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula;

•	whether the warrants will be issued in global or non-global form, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

•	the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	whether the warrants are to be sold separately or with other securities, as part of units or otherwise, and if the warrants are to be sold with the securities of another company or other companies, certain information regarding such company or companies; and

•	any other terms of the warrants.

If warrants are issued as part of a unit, the prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants’ expiration date.

No holder of a warrant will, as such, have any rights of a holder of the debt securities, equity securities or other warrant property purchasable under or in the warrant, including any right to receive payment thereunder.

Our affiliates may resell our warrants in market-making or other principal transactions after their initial issuance. We discuss these transactions above under “Debt Securities — Information in the Prospectus Supplement — Market-Making and Other Transactions as Principal.”

Additional Information in the Prospectus Supplement for Debt Warrants

In the case of debt warrants, the prospectus supplement will contain, where appropriate, the following additional information:

•	the issuer and the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•	the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Additional Information in the Prospectus Supplement for Universal Warrants

In the case of universal warrants, the prospectus supplement may contain, where appropriate, the following additional information:

•	whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the money or warrant property, and the amount or method of determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

•	the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•	whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis.

No Limit on Issuance of Warrants

The warrant agreements will not limit the number of warrants or other securities that we may issue. We may also issue warrants with terms different from those of warrants previously issued or “reopen” a previously issued series of warrants and issue additional warrants of that series.

Modifications

We and the relevant warrant agent may, without the consent of the holders, amend each warrant agreement and the terms of each issue of warrants, for the purpose of curing any ambiguity or of correcting or supplementing any defective or inconsistent provision, or in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of the outstanding unexercised warrants in any material respect. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent.

We and the relevant warrant agent also may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants.

No such modification or amendment may, without the consent of each holder of an affected warrant:

•	change the kind or reduce the amount receivable upon exercise, cancellation or expiration;

•	shorten the period of time during which the warrants may be exercised;

•	change the exercise price of the warrants;

•	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

•	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Merger and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The warrant agreements will not restrict the ability of each Issuer to merge into, consolidate with or convert into, or sell its assets to, another firm or to engage in any other transactions. If at any time there is a merger, consolidation or conversion involving one of the Issuers or a sale or other disposition of all or substantially all of the assets of one of the Issuers, the successor or assuming company will be substituted for whichever of the Issuers is party to the transaction, with the same effect as if it had been named in the warrant agreement and in the warrants. The Issuer which is party to the transaction will be relieved of any further obligation under the warrant agreement or warrants and, in the event of any such merger, consolidation, conversion, sale or other disposition, such Issuer as the predecessor entity may at any time thereafter be dissolved, merged, wound up or liquidated.

The warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in its subsidiaries, nor will they provide for any events of default or remedies upon the occurrence of any events of default.

Warrant Agreements Will Not Be Qualified under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Enforceability of Rights by Beneficial Owner

Each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon us.

Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive payment, if any, for their warrants, in the case of universal warrants.

Governing Law

Unless otherwise stated in an applicable prospectus supplement, the warrants and each warrant agreement will be governed by New York law.

Purchase Contracts

The Company may issue purchase contracts, including purchase contracts issued as part of a unit with one or more warrants and debt securities issued by the Company, debt obligations or other securities of an entity affiliated or not affiliated with us or other property, for the purchase or sale of:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

•	currencies;

•	commodities;

•	any other property;

•	one or more indices;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

•	any combination of the above.

We refer to this property in the above clauses as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate the Company to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. No holder of a purchase contract will have any rights of a holder of the purchase contract property purchasable under the contract, including any right to receive payments on that property.

Our affiliates may resell purchase contracts after their initial issuance in market-making and other principal transactions.

Pre-Paid Purchase Contracts

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as “pre-paid purchase contracts.” In certain circumstances, the Company’s obligation to settle pre-paid purchase contracts on the relevant settlement date may constitute senior indebtedness or subordinated indebtedness of the Company. Accordingly, pre-paid purchase contracts may be issued under the senior debt indenture or the subordinated debt indenture, as specified in the applicable prospectus supplement.

Purchase Contracts Issued as Part of Units

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a Unit Agreement. See “Description of Securities We May Offer—Units.” The applicable prospectus supplement will specify the following:

•	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

•	whether and when a purchase contract issued as part of a unit may be separated from the other securities or property constituting part of that unit prior to the purchase contract’s settlement date;

•	the methods by which the holders may purchase or sell the purchase contract property;

•	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

•	whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security or warrant included in that unit.

Settlement of Purchase Contracts. Where purchase contracts issued together with debt securities or debt obligations as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities or debt obligations in satisfaction of the holders’ obligations under the related purchase contract as specified in the prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security or debt obligation that is part of the unit, that debt security or debt obligation will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or debt obligation or an interest in the relevant global debt security.

Non-Prepaid Purchase Contracts; No Trust Indenture Act Protection.

Some purchase contracts do not require the holders to satisfy their obligations under the contracts until settlement. We refer to those contracts as “non-prepaid purchase contracts”. The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. We describe unit agreements generally under “Description of Securities We May Offer—Units”. We will describe the particular governing document that applies to your non-prepaid purchase contracts in the applicable prospectus supplement.

Non-prepaid purchase contracts will not be senior debt securities or subordinated debt securities and will not be issued under one of our indentures. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act. Holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act with respect to those contracts.

Governing Law

Unless otherwise stated in an applicable prospectus supplement, the purchase contracts will be governed by New York law.

Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants and debt securities or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants and debt securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange or the units; and

•	any applicable U.S. federal income tax consequences.

The terms and conditions described under “Description of Securities We May Offer—Debt Securities,” “—Warrants,” and “—Purchase Contracts” will apply to each unit and to any warrants, purchase contracts or debt securities issued by us included in each unit, as applicable, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into among one or both of us and a bank or trust company, as unit agent. The specific terms of any unit agreement will be described in the applicable prospectus supplement. Units may be issued in one or more series, which will be described in the applicable prospectus supplement.

Unit Agreements: Prepaid, Non-Prepaid and Other.

The units will be issued under one or more unit agreements to be entered into among one or both of us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We may also choose to act as our own unit agent, and we may select one of our affiliates to perform this role. We will identify the unit agreement under which your units will be issued and the unit agent under that agreement in your prospectus supplement.

If a unit includes one or more purchase contracts and all those purchase contracts are prepaid purchase contracts, the unit will be issued under a “prepaid unit agreement”. Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, the unit will be issued under a “non-prepaid unit agreement”. Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. Units may also be issued under other kinds of unit agreements, which we will describe in the applicable prospectus supplement. In some cases, we may issue units under one of our indentures.

A unit agreement may also serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

In this prospectus, we refer to prepaid unit agreements, non-prepaid unit agreements and other unit agreements, generally, as “unit agreements”. We will file the unit agreement under which we issue your units with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K.

General Provisions of a Unit Agreement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights. The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

A holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or unit agreement under which that security is issued.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units, prepaid purchase contracts and warrants issued under the warrant indenture, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification Without Consent of Holders. We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder to cure any ambiguity, to correct or supplement any defective or inconsistent provision or to make any other change that we believe is necessary or desirable and that will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

The foregoing applies also to any security issued under a unit agreement, as the governing document.

Modification With Consent of Holders. We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right;

•	impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due; or

•	reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require approval. If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series. If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose. In each case, the required approval must be given by written consent.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act. No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Additional Provisions of a Non-Prepaid Unit Agreement.

In addition to the provisions described above, a non-prepaid unit agreement will include the following provisions.

Each holder of units issued under a non-prepaid unit agreement will be bound by the terms of each non-prepaid purchase contract included in the holder’s units and by the terms of the unit agreement with respect to those contracts; and appoint the unit agent as its authorized agent to execute, deliver and perform on the holder’s behalf each non-prepaid purchase contract included in the holder’s units. The unit agreement for a unit that includes a non-prepaid purchase contract will also include provisions regarding the holder’s pledge of collateral and special settlement provisions.

If the holder fails to settle its obligations under a non-prepaid purchase contract included in a unit as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement of the purchase contract. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each non-prepaid purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, we will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

The unit agreements will not restrict the ability of an Issuer to merge into, consolidate with or convert into, or sell our assets to, a corporation or other entity or to engage in any other transactions. If at any time one of the Issuers merges into, consolidates with or converts into, or sells its assets substantially as an entirety to, a corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. Such Issuers will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on an Issuer’s ability to put liens on its assets, including the Company’s interests in its subsidiaries, nor will they restrict our ability to sell its assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Unless otherwise stated in an applicable prospectus supplement, the purchase contracts will be governed by New York law.

Form, Exchange and Transfer

We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank SA/NV, as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Each debt security, warrant, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities will be issued only in registered form. Definitive securities name a holder or its nominee as the owner of the security, and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, a holder or its nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “—Global Securities.”

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other agents of ours, any agents of the trustee or any agents of any warrant agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register. Neither we nor any trustee, warrant agent, unit agent, other agent of ours, agent of the trustee or agent of the warrant agents or unit agents have obligations to investors who hold beneficial interest in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders of any securities for any purpose, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners would be governed by the agreements between such holders and the indirect owners.

Global Securities

We may issue debt securities, warrants, purchase contracts and units in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

Debt securities issued in registered global form primarily outside the United States will be deposited with a common depositary or a common safekeeper for Euroclear and/or Clearstream and will be registered in the name of a nominee of the common depositary or common safekeeper. We anticipate that the provisions described under “—The Depositary” below will apply to all other depositary arrangements, unless otherwise described in the prospectus supplement relating to those securities.

The Depositary

Except as otherwise described herein or in the applicable prospectus supplement, The Depository Trust Company, New York, New York (“DTC”) will be designated as the depositary for any registered global security. Each registered global security will be registered in the name of Cede & Co., DTC’s nominee.

Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and integral multipliers of $1,000 in excess thereof. One fully-registered security certificate will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to $500 million of the principal amount, and an additional certificate will be issued with respect to any remaining.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act, as amended. DTC holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations, such as Euroclear and Clearstream, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information on that website is not included or incorporated by reference herein.

Purchases of the securities under DTC’s system must be made by or through its direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee of DTC do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for its benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Neither DTC nor Cede & Co. (nor such other nominee of DTC) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co. or such other nominee as may be requested by DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility, or the responsibility any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, security certificates are required to be printed and delivered. In addition, under the terms of the indentures, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, DTC would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that DTC gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that DTC’s instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the registered global security that had been held by DTC.

According to DTC, the foregoing information relating to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. DTC may change or discontinue the foregoing procedures at any time.

Book-Entry Procedures and Settlement

The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of DTC, and registered in the name of Cede & Co. Beneficial interests in the registered global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, as described above. Investors may elect to hold interests in the registered global securities held by DTC through Clearstream or Euroclear if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in the registered global securities in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A., a New York corporation, will act as depositary for Euroclear. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, N.A., acting in this depositary capacity, as the “U.S. Depositary” for the relevant clearing system. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to DTC, another nominee of DTC or to a successor of DTC or its nominee.

Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation.

Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the securities among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of the Euroclear system , or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank SA/NV, or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions

govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with such intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for the securities offered on a global basis through DTC will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of interests in the securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits of interests or any transactions involving interests in the securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream Participants or Euroclear Participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of interests in the securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

Ratio of Earnings to Fixed Charges

The Company’s consolidated ratios of earnings to fixed charges for the twelve months ended November 30, 2015, 2014, 2013, 2012 and 2011 are as follows:

	Twelve Months Ended November 30,
	2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges (1)	1.4x	2.1x	2.3x	2.6x	2.4x

(1)	The ratio of earnings to fixed charges is computed by dividing (a) income from continuing operations before income taxes plus fixed charges by (b) fixed charges. Fixed charges consist of interest expense on all long-term indebtedness and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).

As of the close of business on November 30, 2015, the Company had no preferred securities outstanding.

Use of Proceeds

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	additions to working capital;

•	the redemption or repurchase of outstanding securities;

•	the repayment of indebtedness; and

•	the expansion of our business through internal growth or acquisitions.

Plan of Distribution

We may offer the securities to or through underwriters or dealers, by ourselves directly, through agents, directly to purchasers or through a combination of any of these methods of sale. Any such underwriters, dealers or agents may include our affiliates. The details of any such offering will be set forth in the prospectus supplement relating to the offering.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Jefferies Group LLC and its subsidiaries in the ordinary course of business.

Conflict of Interest

Jefferies LLC, the Company’s broker-dealer subsidiary and an affiliate of the Co-Issuer, is a member of the Financial Industry Regulatory Authority, Inc. (FINRA) and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Jefferies LLC participates will conform to the requirements set forth in FINRA Rule 5121. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

Market-Making and Principal Resales by Affiliates

This prospectus may be used by Jefferies LLC and our other affiliates in connection with offers and sales of the securities covered by this prospectus, and securities previously issued by Jefferies Group LLC (formerly Jefferies Group, Inc.) in market-making transactions and other transactions in which they act as principals (and offers and sales of any other securities issued by us including securities issued under previous registration statements, and securities underlying such securities that are incidental to such market-making activity and principal transactions). In a market-making or other principal transaction, Jefferies LLC or another of our affiliates may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Jefferies LLC or another of our affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which Jefferies LLC or another of our affiliates acts as principal, or as agent for both counterparties in a transaction in which Jefferies LLC does not act as principal. Jefferies LLC or one of our other affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

Jefferies Group LLC does not expect to receive any proceeds from market-making or other transactions as principal. Jefferies Group LLC does not expect that Jefferies LLC or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to Jefferies Group LLC.

Information about the trade and settlement dates, as well as the purchase price, for a market-making or other transactions as principal will be provided to the purchaser in a separate confirmation of sale.

Unless Jefferies Group LLC or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making or other transactions as principal.

Material United States Federal Income Tax Consequences

The following is a general discussion of the material U.S. federal income tax consequences and certain U.S. federal estate tax consequences of ownership and disposition of debt securities, units and warrants issued under this prospectus (“debt securities”). This discussion applies only to initial investors in debt securities, units and warrants who for U.S. federal income tax purposes:

•	purchase the debt securities, units and warrants at their “issue price,” which will equal the first price at which a substantial amount of the debt securities, units and warrants, as applicable, is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and

•	will hold the debt securities, units and warrants as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussions in the applicable prospectus supplement or pricing supplement, it is expected, and the discussion below assumes, that the issue price of a debt security, unit or warrant is equal to its stated issue price indicated in the applicable prospectus supplement or pricing supplement. The discussion applies only to debt securities, units or warrants that are treated as debt instruments for U.S. federal income tax purposes. The U.S. federal income tax treatment of other debt securities, units or warrants will be addressed in the applicable prospectus supplement or pricing supplement.

As the law applicable to the U.S. federal income taxation of instruments such as the debt securities, units and warrants is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein, potentially with retroactive effect. Persons considering the purchase of the debt securities, units or warrants should consult their tax advisers with regard to the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal taxation contained in the applicable prospectus supplement or pricing supplement. Accordingly, you should also consult the applicable prospectus supplement or pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific debt securities, units or warrants offered thereunder.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	certain financial institutions;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	insurance companies;

•	certain dealers and traders in securities or commodities;

•	investors holding debt securities, units or warants as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships (or other entities classified as partnerships for U.S. federal income tax purposes), S corporations or other flow-through entities for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or

•	persons subject to the alternative minimum tax.

If a partnership or an entity treated as a partnership holds the debt securities, units or warrants, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership or an entity treated as a partnership holding the debt securities, units or warrants should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the debt securities.

If the debt securities may provide that we have the right to redeem them at greater than 100% of the principal amount of the debt securities, plus accrued interest, the discussion in this section is based in part on our determination that with respect to such debt securities, there will be no more than a remote likelihood that we would exercise our right to redeem such debt securities in circumstances in which the amount that we would have to pay in redemption would be greater than 100% of the principal amount of the debt securities, plus accrued interest, with such amount based on the sum of the present values of the remaining scheduled payments of interest and principal on the debt securities, and that there is more than a remote likelihood that we will exercise our right to redeem the debt securities in circumstances where the amount that we would have to pay would not exceed 100% of the principal amount of the debt securities, plus accrued interest thereon to the date of redemption. Our determination that there will be no more than a remote likelihood that we would redeem the debt securities in circumstances in which the amount we would have to pay in redemption would exceed 100% of the principal amount of the debt securities, plus accrued interest thereon to the date of redemption, is binding on holders of the debt securities, unless a holder discloses to the Internal Revenue Service, in the manner required by applicable Treasury regulations, that the holder is taking a different position. It is possible that the Internal Revenue Service may take a different position regarding the remoteness of the likelihood of redemptions, in which case, if the position of the Internal Revenue Service were sustained, the timing, amount and character of income recognized with respect to a debt security may be substantially different from that described herein, and a holder may be required to recognize income significantly in excess of payments received and may be required to treat as interest income all or a portion of any gain recognized on a disposition of a debt security. This discussion assumes that the Internal Revenue Service will not take a different position or, if it takes a different position, that such position will not be sustained. Prospective purchasers should consult their own tax advisors as to the tax considerations that relate to the likelihood of redemption.

U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of debt securities, units or warrants that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

Debt Securities

Payments of Stated Interest. Subject to the discussion below, stated interest paid on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Discount Debt Securities. A debt security (other than a short-term debt security, as defined below) that is issued at an issue price less than its “stated redemption price at maturity” will be considered to have been issued with original issue discount for U.S. federal income tax purposes (and will be referred to in this discussion as a “discount debt security”) unless the debt security satisfies a de minimis threshold (as described below). In such case, the amount of original issue discount with respect to a debt security will be equal to the excess of the “stated redemption price at maturity” over the issue price of the debt security. The “stated redemption price at maturity” of a debt security equals the sum of all payments required under the debt security other than payments of “qualified stated interest.” “Qualified stated interest” is stated interest unconditionally payable as a series of payments (other than debt instruments of the Issuer) at least annually during the entire term of the debt security and equal to the outstanding principal balance of the debt security multiplied by:

•	a single fixed rate of interest payable throughout the term of the debt security;

•	a single variable rate payable throughout the term of the debt security; or

•	to the extent described as such in the applicable prospectus supplement or pricing supplement, any other qualifying floating rate or rates.

A debt security will not be considered to have original issue discount if the difference between the debt security’s stated redemption price at maturity and its issue price is less than a de minimis amount, defined by applicable Treasury regulations as 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, or, in the case of an installment obligation (as defined by applicable Treasury regulations), the weighted average maturity. The weighted average maturity is the sum of the following amounts determined for each payment under the debt security other than a payment of qualified stated interest: (i) the number of complete years from the issue date of the debt security until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity.

A U.S. Holder of discount debt securities will be required to include any qualified stated interest payments in income in accordance with the holder’s method of accounting for U.S. federal income tax purposes. U.S. Holders of discount debt securities will be required to include original issue discount in income for U.S. federal income tax purposes as such original issue discount accrues, in accordance with a constant yield method based on a compounding of interest, without regard to the timing of the receipt of cash payments attributable to this income. Under this method, U.S. Holders of discount debt securities generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

The annual amount of original issue discount includable in income by the initial U.S. Holder of a discount debt security will equal the sum of the daily portions of the original issue discount with respect to the discount debt security for each day on which such holder held the debt security during the taxable year. Generally, the daily portions of the original issue discount are determined by allocating to each day in an accrual period the ratable portion of the original issue discount allocable to such accrual period. The term “accrual period” means an interval of time with respect to which the accrual of original issue discount is measured, which intervals may vary in length over the term of the debt security provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or final day of an accrual period.

The amount of original issue discount allocable to an accrual period will be the excess of (i) the product of the adjusted issue price of the debt security at the commencement of such accrual period and its yield to maturity over (ii) the amount of any qualified stated interest payments allocable to the accrual period. The adjusted issue price of the debt security at the beginning of the first accrual period is its issue price, and, on any day thereafter, it is the sum of the issue price and the amount of the original issue discount previously includable in the gross income of any holder (without regard to any acquisition premium), reduced by the amount of any payment other than a payment of qualified stated interest previously made with respect to the debt security. There is a special rule for determining the original issue discount allocable to an accrual period if an interval between payments of qualified stated interest contains more than one accrual period. The yield to maturity of the debt security is the yield to maturity computed on the basis of a constant interest rate, compounding at the end of each accrual period; such constant yield, however, must take into account the length of the particular accrual period. If all accrual periods are of equal length except for an initial or an initial and final shorter accrual period(s), the amount of original issue discount allocable to the initial period may be computed using any reasonable method; the original issue discount allocable to the final accrual period is in any event the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the debt security at the beginning of the final accrual period.

If a portion of the initial purchase price of a debt security is attributable to pre-issuance accrued interest, the first stated interest payment on the debt security is to be made within one year of the debt security’s issue date, and the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. Holder may elect to decrease the issue price of the debt security by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the debt security or includible in a U.S. Holder’s income, and should be excluded from a U.S. Holder’s adjusted basis in the debt security.

If a debt security provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the debt security are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the debt security will be subject to the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement or pricing supplement.

U.S. Holders of discount debt securities containing a survivor’s option should consult with their tax advisors regarding the effect of such feature to their particular circumstances.

Discount Debt Securities Subject to Early Redemption. A discount debt security subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the debt security (which may affect whether the debt security is treated as issued with original issue discount and, if so, the timing of accrual of the original issue discount). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem a debt security if the exercise of the option will lower the yield on the debt security. Conversely, you will generally be presumed to exercise an option to require us to repurchase a debt security if the exercise of the option will increase the yield on the debt security. If such an option is not in fact exercised, the debt security will be treated, solely for purposes of calculating original issue discount, as if it were redeemed and a new debt security were issued on the presumed exercise date for an amount equal to the debt security’s “adjusted issue price” on that date. A debt security’s “adjusted issue price” is defined as the sum of its issue price and the aggregate amount of previously accrued original issue discount, less any prior payments on the debt security other than payments of qualified stated interest.

Under these rules, if a debt security provides for a fixed rate of interest that increases over the term of the debt security, the debt security’s issue price is not below its stated principal amount and we have an option to redeem the debt security for an amount equal to the stated principal amount on or prior to the first date on which an increased rate of interest is in effect, the yield on the debt security will be lowered if we redeem the debt security before the initial increase in the interest rate. Since the debt security will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the debt security will not be treated as issued with original issue discount. If a debt security is not treated as issued with original issue discount and if, contrary to the presumption in the applicable Treasury regulations, we do not redeem the debt security before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that the debt security that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without original issue discount.

Market Discount. If a U.S. Holder purchases a debt security for an amount that is less than its “revised” issue price in the case of a discount debt security (or, in the case of a debt security issued without original issue discount, its stated redemption price at maturity), such U.S. Holder will be treated as having purchased such debt security at a “market discount,” unless such market discount is less than a specified de minimis amount. For this purpose, the “revised” issue price of a discount debt security generally equals its issue price, increased by the amount of original issue discount that has accrued over the term of the debt security.

Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount which has not previously been included in income and that is treated as having accrued on such debt security at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the stated maturity date of the debt security, unless the U.S. Holder elects (as described below) to accrue market discount on the basis of semiannual compounding. Such an election will apply only to the debt securities with respect to which it is made, and may not be revoked.

A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a debt security with market discount until the stated maturity of the debt security or certain earlier dispositions.

A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the debt security and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service (“IRS”).

Amortizable Bond Premium. If a U.S. Holder purchases a debt security for an amount that is greater than the sum of all amounts payable on the debt security other than qualified stated interest, the U.S. Holder will be considered to have purchased the debt security with amortizable bond premium equal to such excess. Special rules may apply in the case of debt securities that are subject to optional redemption. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such holder’s income with respect to the debt security in that accrual period. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in the debt security by the amount of the premium previously amortized. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

Constant Yield Election. A U.S. Holder of a debt security may elect to include in income all interest and discount (including de minimis original issue discount and market discount), as adjusted by any premium with respect to such debt security based on a constant yield method, as described above. The election is made for the taxable year in which the U.S. Holder acquired the debt security, and it may not be revoked without the consent of the Internal Revenue Service. If such election is made with respect to a debt security having market discount, such holder will be deemed to have elected currently to include market discount on a constant interest basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If made with respect to a debt security having amortizable bond premium, such holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the taxpayer during the year of election or thereafter.

Short-Term Debt Securities. A debt security that matures (after taking into account the last possible date that the debt security could be outstanding under the terms of the debt security) one year or less from its issue date (a “short-term debt security”) will be treated as being issued at a discount and none of the interest paid on the debt security will be treated as qualified stated interest. In general, a cash-method U.S. Holder of a short-term debt security is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. U.S. Holders that so elect and certain other U.S. Holders, including those who report income on the accrual method of accounting for U.S. federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder that is not required to, and that does not elect to, apply an accrual method of tax accounting to the short-term debt security, any gain realized on the sale, exchange or retirement of the short-term debt security will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, such a U.S. Holder will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the short-term debt security, in an amount not exceeding the accrued discount, until the accrued discount is included in income or the U.S. Holder disposes of the short-term debt security in a taxable transaction.

Sale, Exchange or Retirement of the Debt Securities. Upon the sale, exchange or retirement of a debt security, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the debt security. For these purposes, the amount realized does not include any amount received that is attributable to accrued but unpaid qualified stated interest. Amounts attributable to accrued but unpaid qualified stated interest are treated as interest as described under “Payments of Stated Interest” above.

A U.S. Holder’s adjusted tax basis in a debt security for U.S. federal income tax purposes will equal the cost of the debt security to the holder, increased by the amounts of any original issue discount previously included in income by the U.S. Holder with respect to the debt security and reduced by any amortized bond premium, any principal payments received by the U.S. Holder and, in the case of a discount debt security, by the amounts of any other payments that do not constitute qualified stated interest (as defined above).

Subject to the discussion above in “Short-Term Debt Securities,” gain or loss realized on the sale, exchange or retirement of a debt security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the debt security has been held for more than one year, and short-term capital gain or loss otherwise.

Additional Tax on Investment Income

The Health Care and Education Reconciliation Act of 2010 requires certain individuals, estates and trusts to pay a 3.8% Medicare surtax on “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) including, among other things, interest and proceeds of sale in respect of securities like the debt securities, subject to certain exceptions. A U.S. Holder’s net investment income will generally include its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Prospective purchasers of the debt securities should consult with their own tax advisors regarding the effect, if any, of the legislation on their ownership and disposition of the debt securities.

Units

Under current U.S. federal income tax law, the U.S. federal income tax treatment of a unit is uncertain and will depend on the terms of the unit. Prospective purchasers of units should review the applicable pricing supplement and consult their tax advisers.

Warrants

General. Except as otherwise provided in the applicable pricing supplement, a warrant should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming the characterization of a warrant is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Settlement. A U.S. Holder should not be required to recognize taxable income over the term of a warrant prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis. A U.S. Holder’s tax basis in a warrant should equal the amount paid by the U.S. Holder to acquire the warrant.

Sale, Exchange, Lapse or Cash Settlement of a Warrant. Upon a sale or exchange of a warrant, or upon the lapse or cash settlement of a warrant, a U.S. Holder should generally recognize taxable gain or loss equal to the difference between the amount realized, if any, on the sale, exchange, lapse or cash settlement and the U.S. Holder’s tax basis in the warrants sold, exchanged, lapsed or settled. Any gain or loss recognized upon sale, exchange, lapse or settlement of the warrants should generally be long-term capital gain or loss if the U.S. Holder has held the warrants for more than one year at such time, and short-term capital gain or loss otherwise.

Physical Settlement of a Warrant on a Gross Basis. A U.S. Holder should not recognize any gain or loss in respect of the receipt of the underlying property upon physical settlement of a warrant on a gross basis (i.e., the holder of the warrant exercises the warrant and pays the exercise price in cash). A U.S. Holder’s tax basis in the underlying property received upon physical settlement of a warrant on a gross basis should generally be equal to the U.S. Holder’s tax basis in the warrant plus the exercise price paid by the holder upon exercise of the warrant. The U.S. Holder’s holding period in the underlying property received upon settlement of a warrant on a gross basis begins the day after the date of receipt of the underlying property.

Physical Settlement of a Warrant on a Net Basis. The U.S. federal income tax consequences of the physical settlement of a warrant on a net basis (i.e., the holder of the warrant exercises the warrant and receives the underlying property, net of the exercise price) are uncertain. It is possible that the physical settlement of a warrant on a net basis will be treated in the same manner as the physical settlement of a warrant on a gross basis (as described above), except that the U.S. Holder’s tax basis in the underlying property received upon physical settlement of a warrant on a net basis should generally be equal to the U.S. Holder’s tax basis in the warrant. It is also possible that the physical settlement of a warrant on a net basis will be treated as a taxable exchange in which the U.S. Holder recognizes gain or loss upon settlement either in whole or in part. It is likely that the holding period in the underlying property received will be treated as commencing on the day after the warrant is physically settled, at least if the underlying property received is not a security issued by Jefferies. Prospective purchasers of warrants that are physically settled on a net basis should review the applicable pricing supplement and consult their tax adviser regarding the U.S. federal income tax consequences of physical settlement of warrants on a net basis.

Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of debt securities, units or warrants that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of debt securities, units or warrants is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in debt securities, units or warrants.

Debt Instruments

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of amounts paid (including original issue discount, if any) on a debt security, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Leucadia National Corporation stock that are entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the U.S. paying agents (collectively referred to as “U.S. Payors”) do not have actual knowledge or reason to know that the holder is a U.S. person and:

(i) the holder has furnished to the U.S. Payor an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that the holder is (or, in the case of a Non-U.S. Holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is) a non-U.S. person;

(ii) the U.S. Payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

(A) a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

(B) a qualified intermediary (generally a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service); or

(C) a U.S. branch of a non-U.S. bank or of a non-U.S. insurance company, that has agreed to be treated as a U.S. person for withholding purposes,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a withholding foreign partnership or a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

(iii) the U.S. Payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the Non-U.S. Holder,

(A) certifying to the U.S. Payor under penalties of perjury that an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form has been received from the holder by it or by a similar financial institution between it and the holder, and

(B) to which is attached a copy of an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form, or

(iv) the U.S. Payor otherwise possesses documentation upon which it may rely to treat the payments as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations.

Subject to the discussion below regarding effectively connected interest, a Non-U.S. Holder that does not meet the conditions set forth above will be subject to gross-basis U.S. federal withholding tax at the applicable rate (currently 30%) with respect to payments of interest on a debt security, unless the Non-U.S. Holder is entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the Non-U.S. Holder’s country of residence. To claim such a reduction or exemption, a Non-U.S. Holder must generally complete an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form and claim this exemption on the form. In some cases, a Non-U.S. Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

Interest Treated as Effectively Connected

Notwithstanding the foregoing discussion and subject to the discussion below regarding backup withholding, interest on a Non-U.S. Holder’s debt securities will not be subject to U.S. federal withholding tax if:

•	the Non-U.S. Holder is engaged in the conduct of a trade or business in the United States;

•	interest income on the Non-U.S. Holder’s debt securities is effectively connected to the conduct of its trade or business in the United States; and

•	the Non-U.S. Holder has certified to the U.S. Payor on an IRS Form W-8ECI or an acceptable substitute form that it is exempt from withholding tax because the interest income on its debt securities will be effectively connected with the conduct of its trade or business in the United States.

Interest income on the debt securities that is treated as effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if a “permanent establishment” clause in a tax treaty applies, that is treated as attributable to a permanent establishment of the Non-U.S. Holder in the United States) will be includable in the income of the Non-U.S. Holder for regular U.S. federal income tax purposes and taxed at the same rates that apply to the U.S. Holders (and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, the net interest income may also be subject to branch profits tax at a 30% rate, or such lower rate as is provided under an applicable tax treaty)

Units

Under current U.S. federal income tax law, the U.S. federal income tax treatment of a unit is uncertain and will depend on the terms of the unit. Prospective purchasers of units should review the applicable pricing supplement and consult their tax advisers.

Warrants

Subject to the discussion below concerning backup withholding and FATCA, and except as otherwise provided in the applicable pricing supplement, a Non-U.S. Holder of warrants will not be subject to U.S. federal income tax or withholding tax in respect of amounts paid to the Non-U.S. Holder.

United States Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, a debt security, unit or warrant that is treated as a debt obligation for U.S. federal estate tax purposes will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the debt security, unit or warrant, if received by the decedent at the time of death, would have been subject to U.S. federal withholding tax (even if the IRS Form W-8 certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty and without regard to the discussion below concerning FATCA).

Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the debt securities, units or warrants in their particular situations and the availability of benefits provided by an applicable estate tax treaty, if any.

Sale or Other Disposition of the Debt Securities

Subject to the discussions of backup withholding and under “Foreign Account Tax Compliance Act” below, a Non-U.S. Holder will generally not be subject to United States federal income tax or withholding tax on gain recognized on the sale, retirement or other taxable disposition of a debt security, unit or warrant unless such gain is effectively connected with a United States trade or business of such Non-U.S. Holder and, in the case of a qualified resident of a country having an applicable income tax treaty with the United States, such gain is attributable to a U.S. permanent establishment of such Non-U.S. Holder. However, an individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of the disposition of a debt security, unit or warrant and satisfies certain other conditions will be subject to United States federal income tax on any gain recognized (subject to offset by certain United States-source losses) at a 30% rate or such lower rate as is provided under an applicable treaty.

Backup Withholding and Information Reporting

In general, in the case of a non-corporate U.S. Holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, premium, if any, and interest on the debt securities, units or warrants. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of the debt securities, units or warrants before maturity within the United States. Additionally, backup withholding at the applicable rate (currently 28%) will apply to any payments if the holder fails to provide an accurate taxpayer identification number, or the holder is notified by the Internal Revenue Service that the holder has failed to report all interest and dividends required to be shown on the holder’s federal income tax returns. Backup withholding is not an additional tax. In general, a holder may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed the holder’s income tax liability by filing a timely refund claim with the Internal Revenue Service.

In general, in the case of a Non-U.S. Holder, payments of principal, premium, if any, and interest made by us and other payors to the holder will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— Non-U.S. Holders” are satisfied or the Non-U.S, holder otherwise establishes an exemption. However, we and other payors are required to report payments of interest on the debt securities, units or warrants on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities, units or warrants effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that the broker does not have actual knowledge or reason to know that the holder is a United States person and the holder has furnished to the broker:

•	an appropriate IRS Form W-8 or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that the holder is not a United States person; or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; or

•	the holder otherwise establishes an exemption.

If a holder fails to establish an exemption and the broker does not possess adequate documentation of the holder’s status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by the holder unless the broker has actual knowledge or reason to know that the holder is a United States person.

In general, payment of the proceeds from the sale of debt securities, units or warrants effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by the holder in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to the holder at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or a reason to know that the holder is a United States person and the documentation requirements described above (relating to a sale of debt securities, units or warrants effected at a United States office of a broker) are met or the holder otherwise establishes an exemption.

In addition, payment of the proceeds from the sale of debt securities, units or warrants effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or a reason to know that the holder is a United States person and the documentation requirements described above (relating to a sale of debt securities, units or warrants effected at a United States office of a broker) are met or the holder otherwise establishes an exemption.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge or reason to know that the holder is a United States person. In general, a Non-U.S. Holder may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed its income tax liability by filing a timely refund claim with the Internal Revenue Service.

Foreign Account Tax Compliance Act

Legislation commonly referred to as “FATCA” generally imposes a gross-basis withholding tax of 30% on certain payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify or supplement these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income. Withholding (if applicable) applies to any payment of amounts treated as interest on the debt securities, units or warrants and, for dispositions after December 31, 2018, any payment of gross proceeds of the disposition (including upon retirement). We will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the debt securities, units or warrants.

Certain ERISA Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which we refer to as a “plan,” should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in these securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

In addition, we and certain of our subsidiaries and affiliates and other issuers may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Code, with respect to many plans, as well as many individual retirement accounts and Keogh plans (also “plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if these securities are acquired by or with the assets of a plan with respect to which such entities or their affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither we or the issuer of the securities nor any of our or their affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving these securities.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “non-ERISA arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations.

Under regulations promulgated by the U.S. Department of Labor (“DOL”) set forth at 29 C.F.R Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), unless an applicable exception applies, if the securities were determined to be “equity interests” in us or another issuer, non- exempt prohibited transactions and other violations of ERISA or the Code could occur with respect to our management and investment activities or those of other issuers if our or another issuer’s assets were deemed to be the “plan assets” of plans investing in us or another issuer. Under the Plan Asset Regulations, generally a class of securities will not be characterized as an equity interest if such securities are treated as (i) indebtedness under local law and do not have any “substantial equity features”, or (ii) although equity interests, represent interests in an “operating company” within the meaning of the Plan Asset Regulations. We should be considered an “operating company” although other issuers may not be considered operating companies. In addition, to the extent an investor holds a contract right, this may be considered neither indebtedness nor equity but should not cause our assets or those of another issuer to be considered “plan assets.” The applicable prospectus supplement will specify whether the securities are considered indebtedness without substantial equity features, equity interests in issuers (and whether such issuers should be considered operating companies within the meaning of the Plan Asset Regulations) or contract rights, and whether or not the securities are eligible to be purchased by plans or non-ERISA arrangements.

Without regard to whether the securities are considered indebtedness without substantial equity features, equity, or contract rights, because we or another issuer may be considered a party in interest with respect to many plans, unless otherwise specified in the applicable prospectus supplement, these securities may not be purchased, held or disposed of by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Unless otherwise specified in the applicable prospectus supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of these securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of these securities that either (a) it is not a plan or a plan asset entity, is not purchasing such securities on behalf of or with “plan assets” of any plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of these securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any of these securities to any plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Legal Matters

Morgan, Lewis & Bockius LLP, New York, New York has rendered an opinion to us regarding the validity of the securities to be offered by the prospectus. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, who will be named in the prospectus supplement.

Experts

The financial statements of Jefferies Group LLC and its subsidiaries (Successor company) as of November 30, 2015 and November 30, 2014 and for the years ended November 30, 2015 and November 30, 2014, and the nine months ended November 30, 2013 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of November 30, 2015 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended November 30, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Jefferies Group, Inc. and its subsidiaries (Predecessor company) for the three months ended February 28, 2013 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended November 30, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Jefferies Loancore LLC for the year ended November 30, 2015, incorporated in this Prospectus by reference to Jefferies Group LLC’s Annual Report on Form 10-K for the year ended November 30, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Jefferies Finance LLC and Subsidiaries, incorporated in this Prospectus by reference from the Jefferies Group LLC’s Annual Report on Form 10-K for the year ended November 30, 2015, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.